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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 16, 1998
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                            KRUG INTERNATIONAL CORP.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            OHIO                        0-2901               31-0621189
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  (STATE OR OTHER JURISDICTION        (COMMISSION         (I.R.S.  EMPLOYER
          OF INCORPORATION)           FILE NUMBER)        IDENTIFICATION NO.)



   1290 HERCULES DRIVE, SUITE 120, HOUSTON, TEXAS               77058
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (281) 212-1233
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 16, 1998, KRUG International Corp. ("KRUG") merged its domestic subsidiaries, KRUG Life Sciences Inc. and Technology Scientific Services, Inc. (the "Subsidiaries") into Wyle Laboratories, Inc. ("Wyle") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated March 12, 1998. Pursuant to the Merger Agreement, the outstanding shares of the Subsidiaries were converted, in the aggregate, into (i) 3,800,000 shares of Series A-1 Preferred Stock that have voting rights and are convertible into approximately 38% of Wyle's common stock as of the consummation of the merger, (ii) a cash payment of $3.052 million received by KRUG, (iii) shares of Series B Senior Preferred Stock that are nonvoting and have a face amount and an aggregate liquidation preference of $954,000 payable in even increments on December
22, 2003, 2004 and 2005 and (iv) a stock option that entitles KRUG to purchase approximately 38% of the shares issuable under existing employee stock options, as and if such shares are purchased by existing employees. The Series A-1 Preferred Stock bears a cumulative annual dividend of $780,000, subject to the prior redemption of the Series B Senior Preferred Stock, applicable loan covenants and the availability of funds. Wyle assumed approximately $3.3 million of the Subsidiaries' working capital debt.

In connection with the Merger Agreement, KRUG entered into a Stockholders Agreement, providing, among other things, that (i) for so long as KRUG shall own 10% or more of the stock of Wyle, KRUG shall appoint two of seven directors:
(ii) the vote of six of the seven directors or a class vote of each series of preferred stock is necessary for certain significant corporate transactions: and
(iii) KRUG will have demand registration rights beginning nine months after the closing of the merger.

The consideration received by KRUG was based on extensive, arms length negotiation, in light of the relative financial and business attributes of the Subsidiaries and Wyle, comparative valuations of similar transactions, and other available information. KRUG believes the consideration received to be fair and adequate. Quarterdeck Investment Partners, Inc. rendered to the Board of Directors of KRUG its opinion that, subject to certain assumptions and limitations, the transactions are fair to KRUG from a financial point of view.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of Wyle Laboratories, Inc. required by Item for this Form 8-K will be filed within 60 days.


         (b)  Pro forma financial information -

                           KRUG International Corp. Pro Forma Statement of Earnings for the year ended March 31, 1997 and the nine months ended December 31, 1997, attached hereto as Exhibit 99.1.

                           KRUG International Corp. Pro Forma Balance Sheet as of December 31, 1997, attached hereto as
                           Exhibit 99.2.

         (c) Exhibits

               10.1 Agreement and Plan of Merger between KRUG Life Sciences Inc., Technology/Scientific Services, Inc. and Wyle Laboratories, Inc. dated March 12, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          KRUG International Corp.

Date: March 31, 1998
                                          By: /s/ Mark J. Stockslager
                                             ---------------------------
                                             Mark J. Stockslager
                                             Principal Accounting Officer








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                                  EXHIBIT INDEX

Exhibit                    Description
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10.1       Agreement and Plan of Merger between KRUG Life Sciences Inc.,
           Technology/Scientific Services, Inc. and Wyle Laboratories, Inc. dated March 12, 1998.

99.1 KRUG International Corp. Pro Forma Statement of Earnings for the year ended March 31, 1997 and the nine months ended December 31, 1997.

99.2       KRUG International Corp. Pro Forma Balance Sheet as of
           December 31, 1997.